UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

CAPITAL FINANCIAL HOLDINGS, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Directors or Certain Officers

Effective October 6, 2010, Jacqueline Case has been appointed as the Company' s interim President and acting Executive Officer and Valarie Hoskin has been appointed as the Company's interim Chief Financial Officer and Treasurer to replace Bradley P. Wells who previously resigned effective September 24, 2010 as the Chief Executive Officer and Chief Financial Officer and Treasurer.

Ms. Case has been the Company's corporate Secretary for the past 22 years and the Vice President of the Company since May 28, 2009. Ms. Case, age 63, has been employed by the Company since February 1988.

Ms. Hoskin has been employed by the Company since December of 2007. For the four years prior to employment with the Company, Ms. Hoskin was employed by ING as a Team Leader in ING's complex change division. Ms. Hoskin, age 34, has been the assistant to the Company's CFO since May of 2009.

There is no family relationship between Ms. Case and Ms. Hoskin nor are their any family relationships between Ms. Case and/or Ms. Hoskin and any other officer or member of the Company's board of directors. There is no written contract with respect to the employment of either Ms. Hoskin or Ms. Case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, Inc.

By:/s/ Jacqueline L. Case
Jacqueline L. Case
Interim President & Executive Officer

Dated: October 13, 2010